Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

BioVie Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(2)	Proposed Maximum Offering Price Per Unit(3)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Class A common stock, par value $0.0001 per share	457(c)	7,711,613	$3.16	$24,368,697.08	$0.0001531	$3,730.85
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$24,368,697.08	$0.0001531	$3,730.85
	Total Fees Previously Paid
	Total Fee Offsets							$3,730.85	(4)
	Net Fee Due							$0.00

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the registrant’s common stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the registrant’s outstanding shares of common stock.

(2)	This registration statement registers 7,711,613 shares of common stock of the registrant issuable upon the exercise of warrants issued by the registrant, with exercise prices ranging from $1.37 to $12.50 per share.

(3)	Estimated solely for the purpose of calculating the registration fee according to Rule 457(c) under the Securities Act, based on the average of the high and low prices of the registrant’s common stock reported on the Nasdaq Capital Market on November 15, 2024, which is within five business days prior to filing this registration statement.

(4)	See the table titled “Fee Offset Claims and Sources” below.

 Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	BioVie Inc.	Schedule 14C	001-39015	05/14/2021		3,730.85(1)
Fee Offset Sources	BioVie Inc.	Schedule 14C	001-39015		05/14/2021						3,730.85(1)

(1)	The registrant previously filed a Preliminary Information Statement on Schedule 14C (File No. 001-39015) with the U.S. Securities and Exchange Commission (the “SEC”) on May 4, 2021 (the “Schedule 14 C”). A filing fee of $344,090 was paid in connection to the filing of the Schedule 14 C pursuant to Rule 14(g) of the Securities Exchange Act of 1934, as amended. Such filing fee for the Schedule 14 C was reduced to $40,297 upon the filing of the Amendment No. 1 to the Schedule 14 C on May 10, 2021, leaving $303,792 in previously paid fees available for future offset (the “unused filings fees”). In accordance with Rule 457(b) under the Securities Act, the Company used (i) $5,078.26 to offset the filing fee payable in connection with the registration statement on Form S-8 (File No. 333-260019), filed with the SEC on October 4, 2021; (ii) $3,801.90 of the unused filing fees to offset the filing fee payable in connection with the registration statement on Form S-1 (File No. 333-268313), filed with the SEC on November 10, 2022; (iii) $74.10 of the unused filing fees to offset the filing fee payable in connection with the registration statement on Form S-1 (File No. 333-271054), filed with the SEC on March 31, 2023; and (iv) $33,189.50 of the unused filing fees to offset the filing fee payable in connection with the registration statement on Form S-3 (File No. 333-274083), filed with the SEC on August 18, 2023. In accordance with Rule 457(b) under the Securities Act, the registrant is using $3,730.85 of the unused filing fees to offset the filing fee payable in connection with this registration statement, no registration fee is due to be paid at this time.